Exhibit 21.1

Quest Diagnostics Incorporated (DE)
(Incorporated on December 12, 1990 in Delaware; FEIN No. 16-1387862)

Subsidiaries, Joint Ventures and Affiliates

COMPANY	REGISTERED ALTERNATE NAME
100% Quest Diagnostics Holdings Incorporated (DE)
100% Quest Diagnostics Clinical Laboratories, Inc. (DE)	Advanced Toxicology Network Smithkline Beecham Clinical Laboratories
(33-l/3%) CompuNet Clinical Laboratories (OH)
(44%) Mid America Clinical Laboratories (IN)
(51%) Diagnostic Laboratory of Oklahoma LLC (OK)

100% Quest Diagnostics Incorporated (MD)
100% Diagnostic Reference Services Inc. (MD)
100% Pathology Building Partnership (MD) (gen. ptnrshp.)

100% Quest Diagnostics Incorporated (MI)	Quest Diagnostics Incorporated

100% Quest Diagnostics International LLC (DE)

100% QDI Acquisition AB (Sweden)

100% Quest Diagnostics Investments Incorporated (DE)
100% Quest Diagnostics Finance Incorporated (DE)

100% Quest Diagnostics LLC (IL)	Quest Diagnostics LLC

100% Quest Diagnostics LLC (MA)	Quest Diagnostics LLC
56.11% Quest Diagnostics Massachusetts LLC (MA) (43.89% Nomad Massachusetts, Inc. (MA))

100% Quest Diagnostics LLC (CT)

100% Quest Diagnostics Nichols Institute (CA)	Nichols Institute

100% Quest Diagnostics of Pennsylvania Inc. (DE)
51% Quest Diagnostics Venture LLC (PA)
53.5% Associated Clinical Laboratories of Pennsylvania, L.L.C. (PA)
1% Associated Clinical Laboratories, L.P. (PA)
52.97% Associated Clinical Laboratories, L.P. (PA)

100% Quest Diagnostics of Puerto Rico, Inc. (PR)

100% Quest Diagnostics Receivables Inc. (DE)

100 % Quest Diagnostics Ventures LLC (DE)
100% Focus Diagnostics - Singapore PTE. LTD (Singapore)
100% Quest Diagnostics (Shanghai) Co., Ltd (China)

100% ADI Holding Company, Inc (DE)
100% Athena Diagnostics, Inc. (DE)

COMPANY	REGISTERED ALTERNATE NAME
100% American Medical Laboratories, Incorporated (DE)
100% Quest Diagnostics Nichols Institute, Inc. (VA)	Nichols Institute
100% Quest Diagnostics Incorporated (NV)	Quest Diagnostics Incorporated of Nevada

100% Celera Corporation (DE)
100% Axys Pharmaceuticals, Inc. (DE)
100% Berkeley HeartLab, Inc. (CA)
100% Celera Diagnostics, LLC (DE)	Celera

100% Converge Diagnostic Services Acquisition Corp. (DE)
100% ConVerge Diagnostic Services, LLC (MA)

100% Focus Diagnostics GmbH (Germany)

100% Focus Diagnostics, Inc. (DE)	Focus/MRL, Inc. Quest Diagnostics

100% HemoCue, Inc. (CA)

100% LabOne, Inc. (MO)	LabOne, Inc. of Kansas Quest Diagnostics Northwest Toxicology
100% ExamOne World Wide, Inc. (PA)
100% ExamOne LLC (DE)
100% ExamOne World Wide of NJ, Inc. (NJ)
100% LabOne of Canada, Inc. (Ontario)	Quest Diagnostics LabOne
100% ExamOne of Canada, Inc. (Ontario)
100% LabOne of Ohio, Inc. (DE)

100% MedPlus, Inc. (OH)	MedPlus Health Care Information Technology

100% MetWest Inc. (DE)	Quest Diagnostics Incorporated
100% Diagnostic Path Lab, Inc. (TX)
49% Sonora Quest Laboratories LLC (AZ)

100% Unilab Corporation (DE)	Quest Diagnostics

100% Nichols Institute Diagnostics (CA)

100% Nomad Massachusetts, Inc. (MA)
100% Laboratorio de Analisis Biomedicos, S.A. (Mexico)
43.70% Quest Diagnostics Massachusetts LLC (MA) (56.30 % Quest Diagnostics LLC (MA))

88% Quest Diagnostics Mexico, S.A. de C.V. (Mexico)
(12% owned by Nomad)

100% Quest Diagnostics do Brasil Ltda. (Brazil)

100% Quest Diagnostics India Private Limited (India)

COMPANY	REGISTERED ALTERNATE NAME
100% Quest Diagnostics Ireland Limited (Ireland)

100% Quest Diagnostics Limited (UK)
100% The Pathology Partnership plc (UK)

19.9% Clinical Genomics Pty Ltd. (Australia)

100% AmeriPath Group Holdings, Inc. (DE)
100% AmeriPath, Inc. (DE)
100% AmeriPath Cincinnati, Inc. (OH)	Richfield Laboratory of Dermatopathology
100% AmeriPath Cleveland, Inc. (OH)	Dermpath Diagnostics The Diagnostic and Cosmetic Dermatology Center
100% AmeriPath Consolidated Labs, Inc. (FL)
100% AmeriPath Florida, LLC (DE)
AmeriPath Central Florida AmeriPath Southwest Florida Bay Area Dermatopathology Dermpath Diagnostics Dermpath Diagnostics Bay Area Institute for Immunofluorescence Institute for Podiatric Pathology Specialty Laboratories Florida

100% AmeriPath Hospital Services Florida, LLC (DE)
100% AmeriPath Indemnity, Ltd. (Cayman Islands)
100% AmeriPath Kentucky, Inc. (KY)
100% AmeriPath Lubbock 5.01(a) Corporation (TX)
100% AmeriPath Lubbock Outpatient 5.01(a) Corporation (TX)
100% AmeriPath Marketing USA, Inc. (FL)	AmeriPath Marketing USA, Inc.
100% AmeriPath Mississippi, Inc. (MS)
100% AmeriPath New York, LLC (DE)	AmeriPath Gastrointestinal Diagnostics AmeriPath Northeast Dermpath Diagnostics Dermpath Diagnostics NE-Braintree Ackerman Academy of Dermatopathology Dermpath Diagnostics New York
100% AmeriPath Ohio, Inc. (DE)
100% AmeriPath PAT 5.01(a) Corporation (TX)
100% AmeriPath Pittsburgh, Inc. (PA)	Dermpath Diagnostics The Dermatopathology Laboratory
100% AmeriPath SC, Inc. (SC)
100% AmeriPath Texarkana 5.01(a) Corporation (TX)
100% AmeriPath Texas Inc. (DE)
100% AmeriPath Tucson, Inc. (AZ)
100% Anatomic Pathology Services, Inc. (OK)
100% AmeriPath Pathology Association 5.01 (a) Corporation (TX)
100% Consolidated DermPath, Inc. (DE)
100% DFW 5.01(a) Corporation (TX)	AmeriPath North Texas AmeriPath Dallas AmeriPath DFW 5.01(a) Corporation
100% Kailash B. Sharma, M.D., Inc. (GA)
100% Institute for Dermatopathology, Inc. (PA)

COMPANY	REGISTERED ALTERNATE NAME
100% NAPA 5.01(a) Corporation (TX)
100% Nuclear Medicine and Pathology Associates (GA)
100% Ocmulgee Medical Pathology Association, Inc. (GA)	AmeriPath Georgia Gastrointestinal Diagnostics Dermpath Diagnostics
100% O'Quinn Medical Pathology Association, LLC (GA)
100% PCA of Denver, Inc. (TN)
100% Peter G. Klacsmann, M.D., Inc. (GA)
100% Sharon G. Daspit, M.D., Inc. (GA)
100% Specialty Laboratories, Inc. (CA)	Quest Diagnostics Nichols Institute of Valencia, Inc.
100% Strigen, Inc. (UT)	AmeriPath Utah
100% Arizona Pathology Group, Inc. (AZ)	AmeriPath Arizona
100% TXAR 5.01(a) Corporation (TX)
ADDITIONAL ENTITIES CONSOLIDATED FOR ACCOUNTING PURPOSES
A. Bernard Ackerman, M.D. Dermatopathology, PC (NY)
AmeriPath Consulting Pathology Services, P.A. (NC)
AmeriPath Indianapolis, P.C. (IN)
AmeriPath Institute of Pathology, PC (MI)
AmeriPath Milwaukee, S.C. (WI)
Colorado Diagnostic Laboratory, LLC (CO)
Colorado Pathology Consultants, P.C. (CO)
Dermatopathology of Wisconsin, S.C. (WI)
Diagnostic Pathology Services, P.C. (OK)
Kilpatrick Pathology, P.A. (NC)
Rose Pathology Associates, P.C. (CO)
Southwest Diagnostic Laboratories, P.C. (CO)
St. Luke’s Pathology Associates, P.A. (KS)
Tulsa Diagnostics, P.C. (OK)

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